EXHIBIT 32.1

Section 1350 Certification
By Principal Executive Officer

I, Daniel Greenberg, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q of Electro Rent Corporation (the “Company”) for the quarter ended November 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.

Date: December 21, 2010

/s/ Daniel Greenberg
Daniel Greenberg
Chief Executive Officer